SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-27610-A

Date of Report: April 4, 2007

itLinkz Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	65-2954561 (IRS Employer Identification No.)

1800 Fruitville Pike, Suite 200, Lancaster, PA (Address of principal executive offices)	17601 (Zip Code)

(717) 390-3777

(Registrant’s telephone number including area code)

Medical Technology & Innovations, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Certificate of Incorporation and Bylaws

Item 8.01	Other Events

Effective at close of business on April 4, 2007, Medical Technology & Innovations, Inc., a Florida corporation, reincorporated in the State of Delaware by merging with and into itLinkz Group, Inc., a Delaware corporation which was a wholly owned subsidiary of Medical Technology & Innovations, Inc. As a result of the merger, itLinkz Group, Inc. is the surviving corporation, the name of the surviving corporation is itLinkz Group, Inc., the Certificate of Incorporation and Bylaws of itLinkz Group, Inc. are the Certificate of Incorporation and Bylaws of the surviving corporation, each share of common stock, no par value, outstanding of Medical Technology & Innovations, Inc. prior to the merger was converted into one share of common stock, $.001 par value, of itLinkz Group, Inc., and each share of 12% preferred stock of Medical Technology & Innovations, Inc., $1000 par value, outstanding prior to the Merger was converted into two fully paid and non-assessable shares of 12% preferred stock, $1000 par value, of itLinkz Group, Inc.

In addition, the authorized capital stock was changed as follows:

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the number of shares of common stock was increased from 28,000,000 shares, no par value authorized by Medical Technology & Innovations, Inc. to 100,000,000 shares, $.001 par value, authorized by itLinkz Group, Inc.

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the number of shares of preferred stock was changed from 99,999,900 shares, $1000 par value authorized by Medical Technology & Innovations, Inc. to 5,000,000 shares. $.001 par value, authorized by itLinkz Group, Inc., and

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the number of 12% cumulative preferred shares, $1000 par value authorized by Medical Technology & Innovations, Inc. was changed from 100 shares to 45 shares of 12% preferred shares, $500 par value of itLinkz Group, Inc.

No other changes were effected with respect to the registrant or its capitalization.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Incorporation of itLinkz Group, Inc. - filed as an Appendix to the Definitive Information Statement on Form 14 (c) filed on March 13, 2007

3.02	Bylaws of itLinkz Group, Inc.

10.1	Agreement and Plan of Merger dated February 27, 2007 - filed as an Appendix to the Definitive Information Statement on Form 14 (c) filed on March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2007	itLinkz Group, Inc.

By: /s/Jeremy Feakins
Jeremy Feakins, Chief Executive Officer